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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 25, 2003




                         HARVEST NATURAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)





          Delaware                     1-10762                 77-0196707
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)          Identification No.)




                      15835 Park Ten Place Drive, Suite 115
                              Houston, Texas 77084
          (Address, including zip code, of principal executive offices)


                                 (281) 579-6700
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)  EXHIBITS.

          99.1 Press release dated September 25, 2003 announcing the closing of the sale of Harvest Natural Resources, Inc.'s 34 percent investment in LLC Geoilbent.


ITEM 9.  REGULATION FD DISCLOSURE.

         On September 25, 2003, Harvest Natural Resources, Inc. announced it had closed the sale of its 34 percent interest in LLC Geoilbent to a subsidiary of the YUKOS Oil Company for $69.5 million. Harvest also received $5.5 million for the outstanding intercompany loans and payables owed to Harvest by Geoilbent. Net cash proceeds after payment of expenses will be approximately $73 million.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 26th day of September 2003.


                                HARVEST NATURAL RESOURCES, INC.



                                /s/ Steven W. Tholen
                                -----------------------------------------------
                                Steven W. Tholen
                                Senior Vice President, Chief Financial Officer and Treasurer


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                                INDEX TO EXHIBITS

Item
Number           Exhibit
------           -------

99.1 Press release dated September 25, 2003 announcing the closing of the sale of Harvest Natural Resources, Inc.'s 34 percent investment in LLC Geoilbent.